Exhibit 17.1
THE BLANCHARD
GROUP OF FUNDS
41 MADISON AVENUE, 24TH FLOOR/NEW YORK, NY/10010/212-779-7979


                               RULE 24f-2 NOTICE

                                 BLANCHARD FUND


Reg. No.  33-3165                                      June 27, 1995


     The fiscal year for which this Notice is being filed ended April 30, 1995.


     There were no securities registered during such fiscal year other than pursuant to section 270.24f-2. There were no securities of the same class or series which had been registered under the Securities Act of 1933 other than pursuant to Section 270.24f-2 which remained unsold at the beginning of such fiscal year.


     There were 296,404,260 shares sold during such fiscal year. There were 296,404,260 shares sold during this fiscal year in reliance upon registration pursuant to section 270.24f-2. The aggregate sale price of these shares was $477,258,060. There were 609,461,872 shares repurchased or redeemed during such fiscal year. The aggregate redemption price of these shares was $1,173,895,948.


     Calculation of the required fee is as follows (pursuant to Section 6(b) of the Securities Act of 1933):

          $477,258,060.            Aggregate sale price of shares sold during
                                   fiscal year

          $1,173,895,948.          Aggregate redemption price of shares
                                   repurchased or redeemed during fiscal year

        ($696,637,888.)                 /0029

          $ None                   No fee due with this Notice


     No redeemed or repurchased shares have been previously applied by the issuer pursuant to Section 270.24e-2(a) in filings made pursuant to section 279.24e-1 of the Investment Company Act for such period.

     This Rule 24f-2 Notice represents the Blanchard Global Growth Fund, the Blanchard 100% Treasury Money Market Fund, Blanchard Short-Term Global Income Fund, Blanchard Flexible Income Fund, Blanchard American Equity Fund, Blanchard Short-Term Bond Fund, Blanchard Flexible Tax-Free Bond Fund and Blanchard WorldWide Emerging Markets Fund series of the Blanchard Funds and is accompanied by the required opinion of counsel furnished by Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, legal counsel to the issuer.




                                   /s/Robert Anderson
                                   Robert Anderson
                                   Vice-President










                KRAMER, LEVIN, NAFTALIS, NESSEN, KAMIN & FRANKEL
                                919 Third Avenue
                           NEW YORK, N.Y.  10022-3852
                                 212  715-9100
                                   June 27, 1995


Blanchard Funds
41 Madison Avenue
24th Floor
New York, New York  10010

           Re: Blanchard Funds
               Registration No.  33-3165


Gentlemen:

          We have acted as counsel to Blanchard Funds, a Massachusetts business trust (the "Trust"), in connection with the public offering of the Trust's shares of beneficial interest, par value $.01, and on various other securities and general matters. We understand that, pursuant to Rule 24f-2 under the Investment Company Act of 1940, the Trust has registered an indefinite number of shares of beneficial interest under the Securities Act of 1933. We further understand that, pursuant to the provisions of Rule 24f-2, the Trust is filing with the Securities and Exchange Commission the Notice attached hereto making definite the registration of shares of beneficial interest (the "Shares") sold in reliance upon Rule 24f-2 during the fiscal year ended April 30, 1995

          We have reviewed, insofar as it relates or pertains to the Trust, the Trust's Registration Statement on Form N-1A filed with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940, as amended to the date hereof, pursuant to which Shares were sold (the "Registration Statement"). We have also examined originals or copies certified or otherwise identified to our satisfaction of such documents, trust records and other instruments we have deemed necessary or appropriate for the purpose of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures and original documents and the conformity to the original documents of all copies submitted.

          We are members only of the New York Bar and do not purport to be experts on the laws of any other state. Our opinion herein as to Massachusetts law is based upon a limited inquiry thereof which we have deemed appropriate under the circumstances.

          Based upon the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, assuming that the Shares have been issued and sold in accordance with the Trust's Agreement and Declaration of Trust and Registration Statement, the Shares which the Rule 24f-2 Notice attached hereto makes definite in number were legally issued, fully paid and non-assessable.

          We consent to the filing of this opinion with the Rule 24f-2 Notice attached hereto.

                                   Very truly yours,



                                   /s/Kramer, Levin, Naftalis,
                                     Nessen, Kamin & Frankel